Exhibit 10.41
ENDOCARE, INC.
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT PROGRAM
UNDER 2004 STOCK INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE OF THE PROGRAM
1.01 Establishment of Program
The Endocare, Inc. Non-Employee Director Restricted Stock Unit Program (the “Program”) is adopted pursuant to the Endocare, Inc. 2004 Stock Incentive Plan (the “Plan”) and, in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.
1.02 Purpose of Program
The purpose of the Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through a program of automatic grants of restricted stock units (“RSUs”).
1.03 Effective Date of the Program
The Program is effective December 20, 2007, the date on which the Company’s Board of Directors approved the Program. The Program supersedes and replaces the 2004 Non-Employee Director Option Program, which was terminated by the Company’s Board of Directors effective December 20, 2007.
ARTICLE II
DEFINITIONS
Capitalized terms in this Program, unless otherwise defined herein, have the meaning given to them in the Plan.
ARTICLE III
RESTRICTED STOCK UNIT TERMS
3.01 Date of Grant and Number of Shares
Each Non-Employee Director initially elected or initially appointed to the Board after the effective date of the Program shall be granted $60,000 worth of RSUs (the “Initial Grant”). Each Initial Grant will be made to the applicable Non-Employee Director on the first trading day after such Non-Employee Director first becomes a Non-Employee Director. The number of Shares underlying the Initial Grant shall equal $60,000, divided by the Fair Market Value per Share on the date of grant.

In addition, on the date of the Company’s Annual Meeting of Stockholders each year (the “Annual Meeting Date”) beginning with the Annual Meeting Date in 2008, each Non-Employee Director elected by the Company’s stockholders on such Annual Meeting Date shall be granted $40,000 worth of RSUs (a “Subsequent Grant”) on such Annual Meeting Date; provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a director of the Company, as of such Annual Meeting Date, for at least six (6) months. The number of Shares underlying each Subsequent Grant shall equal $40,000, divided by the Fair Market Value per Share on the date of grant.
To address the fact that there is a period of time between the Company’s prior annual director equity grant date of January 10 and the new director equity grant date (i.e., the Annual Meeting Date), on January 10, 2008 each Non-Employee Director serving as a Non-Employee Director on such date shall be granted $13,333 worth of RSUs (a “Transition Grant”). The number of Shares underlying each Transition Grant shall equal $13,333, divided by the Fair Market Value per Share on the date of grant.
3.02 Vesting
Subject to the Non-Employee Director’s continued service as a Board member through the applicable date, each Initial Grant under the Program shall vest as to 50% of the Shares underlying the Initial Grant twelve (12) months after the grant date and an additional 50% of the Shares underlying the Initial Grant shall vest twenty-four (24) months after the grant date, such that the Initial Grant will be fully vested two (2) years after its date of grant. Subject to the Non-Employee Director’s continued service as a Board member through the applicable date, each Subsequent Grant under the Program will vest as to 100% of the Shares underlying the Subsequent Grant twelve (12) months after the grant date. Subject to the Non-Employee Director’s continued service as a Board member through the applicable date, each Transition Grant under the Program will vest as to 100% of the Shares underlying the Transition Grant twelve (12) months after the grant date. In each case, the number of Shares that vest shall be delivered to the Non-Employee Director on the earliest of (a) the Non-Employee Director’s cessation of service as a director, (b) an event described in Section 3.04 below, or (c) the time elected by the Non-Employee Director to the extent permitted by the RSU Agreement described in Section 3.03 below.
3.03 Form of RSU Agreement
All grants under the Program shall be made using a form of RSU Agreement approved by the Administrator for use under the Program, which form of RSU Agreement may be modified from time to time by the Administrator.
3.04 Corporate Transaction/Change in Control
Upon a Change in Control or Corporate Transaction that occurs before the Grantee’s Continuous Service has ceased, all RSUs granted under the Program shall become fully vested and the Shares underlying such RSUs shall be delivered to the Grantee.

3.05 Other Terms
The Administrator shall determine the remaining terms and conditions of the RSUs awarded under the Program.
3.06 Amendment, Suspension or Termination of the Program
The Administrator may at any time amend, suspend or terminate the Program without the approval of the Company’s stockholders.